Exhibit 99.1

NEWS RELEASE

PAR PACIFIC HOLDINGS ANNOUNCES PRICING OF

CONVERTIBLE SENIOR NOTES

HOUSTON, June 16, 2016 – Par Pacific Holdings, Inc. (NYSE MKT: PARR) (“Par Pacific” or the “Company”) today announced the pricing of $100 million aggregate principal amount of 5.00% convertible senior notes due 2021 (the “notes”), in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). The Company has also granted the initial purchasers an option to purchase up to $15 million aggregate principal amount of additional notes.

The sale of the notes to the initial purchasers is expected to settle on June 21, 2016, subject to customary closing conditions, and is expected to result in approximately $96 million ($110.6 million if the initial purchasers exercise their option to purchase additional notes in full) in net proceeds to the Company after deducting the initial purchasers’ discount and estimated offering expenses payable by the Company.

The notes will be senior, unsecured obligations of the Company and will bear interest at a rate of 5.0% per year. Interest will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2016. The notes will mature on June 15, 2021, unless earlier repurchased, redeemed or converted.

The Company intends to use the net proceeds of the offering (including any proceeds from the exercise of the initial purchasers’ option to purchase additional notes) to finance a portion of the purchase price of the previously announced pending acquisition (the “Wyoming Refining Acquisition”) of Hermes Consolidated, LLC (d/b/a Wyoming Refining Company), to prepay $5 million of the outstanding principal amount of the term loan under its Delayed Draw Term Loan and Bridge Loan Credit Agreement and for general corporate purposes.

As a condition to any purchase of notes, each beneficial owner of the notes must agree in writing with the Company that until the earlier of (x) the date that is 10 calendar days following the pricing date for the contemplated subscription rights offering, if any, announced separately by the Company and (y) August 9, 2016 (such earlier date, the “cut-off date”), neither it nor any of its affiliates will, directly or indirectly: offer, pledge, sell, short sell or contract to sell any shares of the Company’s common stock; sell any option or contract to purchase any shares of the Company’s common stock; purchase any option or contract to sell any shares of the Company’s common stock; grant any option, right or warrant to purchase any shares of the Company’s common stock; otherwise transfer or dispose of or transfer any shares of the Company’s common stock; or enter into any swap or any other agreement that transfers, in whole or in part, the economic consequence of ownership of the Company’s common stock, whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise (the foregoing activities, “share dispositions” and the foregoing restrictions, the “hedging restrictions”); provided, however, the foregoing hedging restrictions shall not apply to (1) any purchases, sales or exercises of the transferrable subscription rights issued in the subscription rights offering, if any or (2) any share dispositions by Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates in connection with its (or any affiliate’s) ordinary course market-making, brokerage or other trading activity unrelated to trading of the notes. In addition, as a condition to any purchase of notes, each beneficial owner of the notes must agree in writing with the Company that it will not transfer any of its notes to any other party prior to the cut-off date unless that party agrees in writing with the Company to be bound by the hedging restrictions and this limitation on transfers, if and as applicable.

The initial conversion rate for the notes is 55.5556 shares of common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $18.00 per share). Conversions of the notes will be settled in cash, shares of the Company’s common stock or a combination thereof, at the Company’s election. The last reported sale price of the Company’s common stock on the NYSE MKT on June 15, 2016 was $15.63 per share.

Holders may convert all or a portion of their notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date.

If the unit purchase agreement relating to the Company’s pending acquisition of Hermes Consolidated, LLC, d/b/a Wyoming Refining Company, terminates, the Company may redeem all, but not less than all, of the outstanding notes for cash by delivering notice of such redemption on or prior to August 9, 2016, at a redemption price equal to 102% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

In addition, the Company may redeem all or any portion of the notes, at its option, on or after June 20, 2019 subject to certain conditions at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, payable in cash, plus a “make-whole premium” payment or delivery, as the case may be, in cash, shares of the Company’s common stock or a combination thereof, at the Company’s election, with a value equal to the present value of the remaining scheduled payments of interest on the notes to be redeemed through June 15, 2021 (excluding interest accrued to, but excluding, the redemption date).

Holders may require the Company to repurchase their notes upon the occurrence of a fundamental change (as defined in the indenture governing the notes) at a repurchase price equal to the principal amount thereof plus accrued and unpaid interest to, but excluding, the repurchase date. In addition, upon the occurrence of certain corporate events, the Company will increase the conversion rate for holders who convert in connection with such corporate events.

Neither the notes nor the issuance of any shares of the Company’s common stock upon conversion of the notes or in respect of any make-whole premium have been, nor will be, registered under the Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement regarding resales of the shares of the Company’s common stock issuable upon conversion of the notes and/or in respect of the make-whole premium with the Securities and Exchange Commission within 90 days of the pricing of this offering.

BofA Merrill Lynch acted as financial advisor to Company in connection with the Wyoming Refining Acquisition.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Par Pacific Holdings

Par Pacific Holdings, Inc., based in Houston, Texas, is a growth-oriented company that manages and maintains interests in energy and infrastructure businesses. Our business is organized into three primary segments of refining, retail and logistics located in Hawaii. Par Pacific also owns an equity investment in Laramie Energy, LLC, a joint venture entity focused on producing natural gas in Garfield Mesa and Rio Blanco Counties, Colorado. In addition, Par Pacific transports, markets and distributes crude oil from the Western United States and Canada to refining hubs in the Midwest, Gulf Coast, East Coast and to Hawaii.

Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Additionally, forward looking statements are subject to certain risks, trends, and uncertainties. Par Pacific cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Par Pacific does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise except as required by law. The Company further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:

Christine Thorp

Director, Investor Relations & Public Affairs

(832) 916-3396

cthorp@parpacific.com